EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 1998 Series B
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-44083 of our report dated March 23, 1998, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 1998 Series B, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 23, 1998